                                                                       EXHIBIT 1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-20611, No. 33-30455, No. 33-58104, No. 33-58106, No. 33-56329,
No. 333-44631, No. 333-95743, No. 333-121275, and No. 333-131404) and the
Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of our report, dated June 23, 2006, appearing in this Annual Report on Form 11-K, of the Baldwin Technology Profit Sharing and Savings Plan for the year ended December 31, 2005.

/s/ McGladrey & Pullen, LLP


New Haven, CT
June 28, 2006